Exhibit 99.1

Investor contact:
Linda Snyder
Hyperion
(408) 588-8405
linda_snyder@hyperion.com

Media contact:
Alan Bernheimer
Hyperion
(408) 496-7467
alan_bernheimer@hyperion.com

JON TEMPLE JOINS HYPERION AS
EVP WORLDWIDE FIELD ORGANIZATION

SANTA CLARA, Calif., Oct. 17, 2006 — Hyperion (Nasdaq Global Select: HYSL), the global leader in Business Performance Management software, today announced that Jon Temple, age 44, is joining the company as executive vice president of its Worldwide Field Organization. Temple, who brings more than 20 years experience in the software industry to Hyperion, was most recently president and chief executive officer of Above All Software, a privately held firm providing business integration software.

In his new role, Temple leads Hyperion’s worldwide field organization, including all customer facing and revenue generating operations. Among his direct reports are the vice presidents of Hyperion’s three worldwide regions, as well as the global support, field marketing, channel and alliances, technical services and other field operational functions. Temple reports to Hyperion President and Chief Executive Officer Godfrey Sullivan and is a member of Hyperion’s executive management team.

“Jon is an exceptional leader with a proven track record in enterprise software,” said Sullivan. “He is well known as one of the best executives in the business intelligence market and we are delighted to have him on our management team.”

“I’m very excited to be joining Hyperion,” said Temple. “With the traditional business intelligence tools for query, reporting and analysis becoming commodities, Hyperion’s leadership in Business Performance Management positions it exactly where the BI market is going. I’m delighted to help lead the company through its next round of growth.”

Temple joined Above All Software in 2004 as president and chief operating officer and was appointed CEO in 2005. He earlier spent 12 years at Business Objects in a variety of executive sales and operational leadership positions. During his tenure, Business Objects grew to become a leading worldwide business intelligence vendor, with annual revenues of more than $900 million.

Prior to Business Objects, Temple held a variety of sales and account management roles at Information Builders.

He holds a Bachelor of Science degree in biological sciences from Manchester Metropolitan University, UK.

About Hyperion

Hyperion Solutions Corporation (Nasdaq Global Select: HYSL) is the global leader in Business Performance Management software. More than 12,000 customers in 90 countries rely on Hyperion both for insight into current business performance and to drive performance improvement. With Hyperion software, businesses collect, analyze and share data across the organization, linking strategies to plans and monitoring execution against goals. Hyperion integrates financial management applications with a business intelligence platform into a single management system for the global enterprise. For more information, visit www.hyperion.com.

Safe Harbor Statement

Statements in this press release other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning the potential future success of Hyperion in the BI market and the extent to which Jon Temple will be successful in leading the company through its next round of growth . Such statements constitute anticipated outcomes and do not assure results. Actual results may differ materially from those anticipated by the forward-looking statements due to a variety of factors, including, but not limited to Hyperion’s ability to leverage its leadership position in Business Performance Management to drive growth in the BI market, Jon Temple’s ability to leverage his background to facilitate revenue growth, the successful and timely development of new products, the impact of competitive products and pricing, customer demand, and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the Report on Form 10-K filed on September 1, 2006 and the report on Form 10-Q filed on May 10, 2006. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

“Hyperion” and Hyperion’s product names are trademarks of Hyperion. References to other companies and their products use trademarks owned by the respective companies and are for reference purpose only.